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                                                                    EXHIBIT 23.2




                         CONSENT OF ERNST & YOUNG LLP



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-0000) and related Prospectus of Cherokee Inc. for the registration of 536,663 shares of its common stock and to the incorporation by reference therein of our report dated August 25, 1994, with respect to the consolidated financial statements and schedules of Cherokee Inc. included in its Annual Report (Form 10-K) for the year ended June 1, 1996, filed with the Securities and Exchange Commission.




                                        ERNST & YOUNG LLP

Los Angeles, California
November 5, 1996